Exhibit 99 News Release

Date: January 25, 2007	Phone Number: 805/473-6803
Contact: James G. Stathos	NASDAQ Symbol: MDST
Title: Executive Vice President and Chief Financial Officer	Web site: www.midstatebank.com

The financial information presented in this news release represents preliminary financial results.

Mid-State Bancshares Reports Earnings of $0.38 Per Share
for Fourth Quarter of 2006

ARROYO GRANDE, CA - Mid-State Bancshares (the Company) [NASDAQ: MDST], the holding company for Mid-State Bank & Trust (the Bank), reported diluted earnings of $0.38 per share for the fourth quarter of 2006 on net income of $8.7 million.  Results in the quarter continued to be impacted by increased non-interest expense compared to the prior year reflecting, primarily, increases in staffing for growth and compliance, benefit cost increases, adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payments,” and charges incurred related to the pending merger previously announced with Rabobank, N.A.  The adoption of the new accounting statement alone reduced earnings by approximately $429,000 after tax, or $0.02 per share.  Net income for the fourth quarter of 2005 was $9.4 million, or $0.41 per share.

For the full year 2006, net income was $35.3 million, or $1.55 per diluted share, compared to $37.5 million and $1.61 per share for 2005.  Adoption of SFAS No. 123(R) reduced 2006 earnings by approximately $1.7 million for the full year, or $0.07 per share.

In the wake of increases in short-term interest rates throughout 2005 and the first half of 2006, the Company’s net interest margin improved to 5.59% (6.00% on a taxable equivalent basis) for the full year of 2006, up from the 2005 level of 5.32% (5.74% on a taxable equivalent basis).  “The Company’s net interest margin was generally increasing in the rising rate environment of 2005 and early 2006.  For the full year 2006, while it is up from the prior year, the net interest margin did decline modestly in the third and fourth quarters compared to the first half of 2006 due to intense deposit competition and the lack of additional rate increases during the second half of the year.  As a result, net interest income slipped slightly in the fourth quarter, in spite of modest earning asset growth,” said James G. Stathos, executive vice president and chief financial officer.  “Earnings measures were respectable with the Company’s return on assets at 1.46% for the fourth quarter and 1.50% for the full year.  Return on equity was 12.36% for the quarter and 12.80% for the full year.”

The loan portfolio stood at $1.57 billion at December 31, 2006, compared to $1.52 billion one year ago.  The Company saw growth in its loan portfolio in both the residential and non-residential real estate sectors.  Real estate secured loans, excluding construction and land development loans and home equity credit lines, total approximately $851 million or 54% of the loan portfolio.  With increased interest rates and more intense pricing pressure from competition, the growth rates enjoyed in this sector of the loan portfolio have slowed.  To offset this slowing, and as noted in prior quarters, additional emphasis in 2006 was focused on growing the Company’s commercial and industrial loans, with special emphasis being placed on the small business sector.  The Company introduced new competitive products for small business loans, together with a streamlined underwriting process providing improved turnaround time, which has positively impacted growth in commercial loans.  Additionally, there has been an increase in traditional commercial and industrial lending activity, as well as growth in the Company’s lease portfolio.  As a result of the change in focus in both small business and commercial and industrial loans, the commercial loan segment grew to over $222 million at December 31, 2006, compared to $187 million one year earlier.

Non-performing asset levels are negligible, having fallen to $526,000 at period-end from $2.5 million one year earlier.  The Company’s allowances for losses to loans was 0.9% of total gross loans both at December 31, 2006 and 2005.  Management believes the Company’s allowances are appropriate to cover the losses inherent in the loan portfolio at the current time.

Total assets of the Company stood at $2.36 billion at year-end, down from $2.39 billion one year earlier.  Deposits were $2.00 billion at year-end, down from $2.07 billion one year earlier.  Time deposits saw an increase from year earlier levels of $52.7 million as customers moved money into these higher interest bearing instruments in the higher rate environment of 2006.  As funds moved into time deposits during 2006, the Company experienced a decline in lower rate paying instruments such as demand deposits, NOW accounts, and savings accounts.

Total non-interest income for the quarter increased to $5.5 million from $5.4 million in the comparable 2005 period.  For the full year, non-interest income was $21.9 million in 2006 compared to $21.4 million in 2005.  The Company benefited from increases in service charges and fees, primarily the result of increased debit card and NSF fees, in the 2006 periods compared to the like 2005 periods.  Additionally, the Company benefited in 2006 from a $581,000 on sale of the Western States Bancard Association (WSBA) merchant processing activity (the Company was a founding member of WSBA) to a third party.  These were partially offset by declines in net gains on sale of securities and sale of loans held for sale.

Total non-interest expense was $21.9 million in the fourth quarter of 2006 compared to $20.7 million in the like 2005 period.  For the full year, non-interest expense increased from $77.7 million in 2005 to $85.7 million this year.  Approximately $512,000 of the increase for the quarter and $1.9 million of the increase for the full year relates to the aforementioned expense of adopting SFAS No. 123(R).  An additional $293,000 of the increase across the two quarters, and $1.9 million across the full year periods, represents higher salary expense relating to a combination of hiring additional personnel to staff the newly opened Westlake Village Office, increasing staff for compliance purposes (especially as it relates to Bank Secrecy Act and U.S.A. Patriot Act provisions) and regular salary increases across the Company.  Benefit costs decreased $567,000 in comparing the fourth quarter of 2006 with the fourth quarter of 2005 as the Company reduced its accruals for incentives and profit sharing across the comparable quarters.  However, for the full year, benefits were up $289,000 in spite of lower incentive costs primarily because of increased group insurance costs.  Professional services increased $193,000 across the comparable quarters and were up $1.4 million for the year, primarily for increased consulting services and accounting services.  The Company incurred charges related to the previously announced, pending merger with Rabobank, N.A. of approximately $496,000 in the fourth quarter of 2006.  The balance of the increases across the time periods consisted of a number of smaller increases over several line items.

The Board of Directors approved a quarterly cash dividend of $0.18 per share in each of the four quarters of 2006, or $0.72 for the full year.  The rate was $0.18 per share in the fourth quarter of 2005 and $0.66 for all of 2005.

Mid-State Bancshares is a $2.4 billion holding company for Mid-State Bank & Trust, an independent, community bank serving California’s San Luis Obispo, Santa Barbara, and Ventura Counties.  Since opening its doors in 1961, the Bank has grown to 41 offices serving more than 100,000 households.

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act.  All of the statements contained in the Press Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company’s strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company’s beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of its operation and interest rates, (iii) the Company’s beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses, (iv) the Company’s beliefs and expectations concerning future operating results, (v) the growth of its loan portfolio and its net interest margin and (vi) the strength of the economy in its service area.  Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct.  All subsequent written and oral forward-looking statements by or attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this qualification.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results.  The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Please See Pertinent Financial Data Attached.

###

Consolidated Financial Data - Mid-State Bancshares

(Unaudited)	Quarter Ended		Year-to-Date
(In thousands)	Dec. 31, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005

Interest Income (not taxable equivalent)	$37,808	$34,267	$145,796	$128,326
Interest Expense	8,089	4,772	27,405	15,503
Net Interest Income	29,719	29,495	118,391	112,823
(Benefit)/Provision for Loan Losses	—	—	—	—
Net Interest Income after provision for loan losses	29,719	29,495	118,391	112,823
Non-interest income	5,459	5,397	21,865	21,441
Non-interest expense	21,904	20,655	85,731	77,674
Income before income taxes	13,274	14,237	54,525	56,590
Provision for income taxes	4,549	4,840	19,246	19,099
Net Income	$8,725	$9,397	$35,279	$37,491

	Quarter Ended		Year-to-Date
(In thousands, except per share data)	Dec. 31, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2006
Per share:
Net Income - basic	$0.39	$0.42	$1.59	$1.65
Net Income - diluted	$0.38	$0.41	$1.55	$1.61
Weighted average shares used in Basic E.P.S. calculation	22,103	22,546	22,211	22,788
Weighted average shares used in Diluted E.P.S. calculation	22,696	23,038	22,711	23,300
Cash dividends	$0.18	$0.18	$0.72	$0.66
Book value at period-end			$12.73	$12.10
Tangible book value at period end			$10.32	$9.69
Ending Shares			22,188	22,520

Financial Ratios
Return on assets	1.46%	1.54%	1.50%	1.58%
Return on tangible assets	1.50%	1.58%	1.53%	1.62%
Return on equity	12.36%	13.41%	12.80%	13.56%
Return on tangible equity	15.28%	16.67%	15.91%	16.92%
Net interest margin (not taxable equivalent)	5.55%	5.47%	5.59%	5.32%
Net interest margin (taxable equivalent yield)	5.95%	5.88%	6.00%	5.74%
Net loan (recoveries) losses to avg. loans	0.04%	(0.10)%	0.00%	0.13%
Efficiency ratio	62.3%	59.2%	61.1%	57.9%

Period Averages
Total Assets	$2,364,902	$2,421,219	$2,358,789	$2,367,764
Total Tangible Assets	2,311,357	2,366,807	2,304,919	2,312,889
Total Loans (includes loans held for sale)	1,570,149	1,478,550	1,554,271	1,472,885
Total Earning Assets	2,123,569	2,138,788	2,117,216	2,120,123
Total Deposits	2,012,931	2,099,061	2,011,845	2,049,280
Common Equity	280,071	278,092	275,650	276,412
Common Tangible Equity	226,526	223,679	221,780	221,537

Balance Sheet - At Period-End
Cash and due from banks			$99,675	$109,791
Investments and Fed Funds Sold			526,282	619,332
Loans held for sale			12,840	10,176
Loans, net of deferred fees, before allowance for loan losses			1,574,688	1,519,014
Allowance for Loan Losses			(11,870)	(11,896)
Goodwill and core deposit intangibles			53,451	54,323
Other assets			100,388	90,759
Total Assets			$2,355,454	$2,391,499

Non-interest bearing deposits			$523,139	$567,782
Interest bearing deposits			1,481,642	1,501,824
Other borrowings			49,400	25,903
Allowance for losses - unfunded commitments			1,830	1,761
Other liabilities			17,006	21,667
Shareholders’ equity			282,437	272,562
Total Liabilities and Shareholders’ Equity			$2,355,454	$2,391,499

Asset Quality & Capital - At Period-End
Non-accrual loans			$526	$2,463
Loans past due 90 days or more			—	—
Other real estate owned			—	—
Total non performing assets			$526	$2,463

Allowance for losses to loans, gross (1)			0.9%	0.9%
Non-accrual loans to total loans, gross			0.0%	0.2%
Non performing assets to total assets			0.0%	0.1%
Allowance for losses to non performing loans (1)			2604.6%	554.5%

Equity to average assets (leverage ratio)			9.9%	9.2%
Tier One capital to risk-adjusted assets			12.1%	11.6%
Total capital to risk-adjusted assets			12.8%	12.3%

(1) Includes allowance for loan losses and allowance for losses - unfunded commitments

Consolidated Financial Data - Mid-State Bancshares

(Unaudited)	Quarter Ended
(In thousands, except per share data)	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005

Interest Income (not taxable equivalent)	$37,808	$37,223	$36,030	$34,735	$34,267	$32,923
Interest Expense	$8,089	7,472	6,578	5,266	4,772	4,324
Net Interest Income	29,719	29,751	29,452	29,469	29,495	28,599
(Benefit)/Provision for Loan Losses	$—	—	—	—	—	—
Net Interest Income after provision for loan losses	29,719	29,751	29,452	29,469	29,495	28,599
Non-interest income	$5,459	5,467	5,959	4,980	5,397	5,271
Non-interest expense	$21,904	21,276	21,589	20,962	20,655	19,473
Income before income taxes	13,274	13,942	13,822	13,487	14,237	14,397
Provision for income taxes	$4,549	5,085	4,899	4,713	4,840	4,905
Net Income	$8,725	$8,857	$8,923	$8,774	$9,397	$9,492

Per share:
Net Income - basic	$0.39	$0.40	$0.40	$0.39	$0.42	$0.42
Net Income - diluted	$0.38	$0.39	$0.39	$0.38	$0.41	$0.41
Weighted average shares used in Basic E.P.S. calculation	22,103	22,055	22,246	22,444	22,546	22,709
Weighted average shares used in Diluted E.P.S. calculation	22,696	22,501	22,706	22,951	23,038	23,231
Cash dividends	$0.18	$0.18	$0.18	$0.18	$0.18	$0.16
Book value at period-end	$12.73	$12.45	$12.08	$12.12	$12.10	$12.01
Tangible book value at period end	$10.32	$10.02	$9.64	$9.71	$9.69	$9.60
Ending Shares	22,188	22,050	22,121	22,378	22,520	22,623

Financial Ratios
Return on assets	1.46%	1.50%	1.52%	1.50%	1.54%	1.57%
Return on tangible assets	1.50%	1.53%	1.56%	1.53%	1.58%	1.60%
Return on equity	12.36%	12.91%	13.17%	12.77%	13.41%	13.65%
Return on tangible equity	15.28%	16.09%	16.44%	15.85%	16.67%	17.03%
Net interest margin (not taxable equivalent)	5.55%	5.60%	5.61%	5.61%	5.47%	5.22%
Net interest margin (taxable equivalent yield)	5.95%	6.04%	6.00%	6.02%	5.88%	5.63%
Net loan losses (recoveries) to average loans	0.04%	-0.04%	0.02%	(0.01)%	(0.10)%	0.49%
Efficiency ratio	62.3%	60.4%	61.0%	60.8%	59.2%	57.5%

Period Averages
Total Assets	$2,364,902	$2,348,298	$2,347,097	$2,375,086	$2,421,219	$2,401,998
Total Tangible Assets	$2,311,357	2,294,536	2,293,114	2,320,887	2,366,807	2,347,308
Total Loans (includes loans held for sale)	$1,570,149	1,565,655	1,560,602	1,520,000	1,478,550	1,517,357
Total Earning Assets	$2,123,569	2,108,389	2,107,590	2,129,477	2,138,788	2,172,310
Total Deposits	$2,012,931	2,004,911	1,998,463	2,031,355	2,099,061	2,082,464
Common Equity	$280,071	272,156	271,704	278,693	278,092	275,854
Common Tangible Equity	$226,526	218,393	217,721	224,494	223,679	221,164

Balance Sheet - At Period-End
Cash and due from banks	$99,675	$96,450	$97,563	$113,461	$109,791	$130,602
Investments and Fed Funds Sold	$526,282	544,450	522,091	590,191	619,332	649,815
Loans held for sale	$12,840	12,675	8,933	8,683	10,176	10,391
Loans, net of deferred fees, before allowance for loan losses	$1,574,688	1,573,970	1,564,169	1,546,323	1,519,014	1,497,704
Allowance for Loan Losses	$(11,870)	(12,016)	(11,855)	(11,931)	(11,896)	(11,532)
Goodwill and other intangibles (excl OMSR’s)	$53,451	53,669	53,887	54,105	54,323	54,541
Other assets (incl OMSR’s)	$100,388	98,066	92,872	92,609	90,759	90,852
Total Assets	$2,355,454	$2,367,264	$2,327,660	$2,393,441	$2,391,499	$2,422,373

Non-interest bearing deposits	$523,139	$533,961	$521,469	$535,538	$567,782	$589,601
Interest bearing deposits	$1,481,642	1,485,530	1,464,783	1,515,374	1,501,824	1,516,361
Other borrowings	$49,400	48,595	49,726	47,159	25,903	23,680
Allowance for losses - unfunded commitments	$1,830	1,975	1,880	1,696	1,761	1,839
Other liabilities	$17,006	22,610	22,693	22,366	21,667	19,206
Shareholders’ equity	$282,437	274,593	267,109	271,308	272,562	271,686
Total Liabilities and Shareholders’ equity	$2,355,454	$2,367,264	$2,327,660	$2,393,441	$2,391,499	$2,422,373

Asset Quality & Capital - At Period-End
Non-accrual loans	$526	$205	$261	$1,701	$2,463	$8,323
Loans past due 90 days or more	$—	—	—	—	—	—
Other real estate owned	$—	—	—	—	—	—
Total non performing assets	$526	$205	$261	$1,701	$2,463	$8,323

Allowance for losses to loans, gross (1)	0.9%	0.9%	0.9%	0.9%	0.9%	0.9%
Non-accrual loans to total loans, gross	0.0%	0.0%	0.0%	0.1%	0.2%	0.6%
Non performing assets to total assets	0.0%	0.0%	0.0%	0.1%	0.1%	0.3%
Allowance for losses to non performing loans (1)	2604.6%	6824.9%	5262.5%	801.1%	554.5%	160.7%

Equity to average assets (leverage ratio)	9.9%	9.6%	9.4%	9.4%	9.2%	9.2%
Tier One capital to risk-adjusted assets	12.1%	11.3%	11.2%	11.4%	11.6%	11.5%
Total capital to risk-adjusted assets	12.8%	12.0%	11.9%	12.2%	12.3%	12.2%

(1) Includes allowance for loan losses and allowance for losses - unfunded commitments